Exhibit 10.1
AMENDMENT NO. 5 TO CREDIT AGREEMENT
     AMENDMENT NO. 5 TO CREDIT AGREEMENT, dated as of April 7, 2011 (the “Amendment”) to the CREDIT AGREEMENT dated as of March 11, 2009, by and between GLOBECOMM SYSTEMS INC., a Delaware corporation (the “Company”) and CITIBANK N.A., a national banking association (the “Bank”) (as same has been and may be further amended, restated, supplemented or otherwise modified, from time to time, the “Credit Agreement”).
RECITALS
     The Company has requested, and the Bank has agreed, to amend certain provisions of the Credit Agreement as herein set forth and to fund a portion of the merger consideration pursuant to the ComSource Merger Agreement (as hereinafter defined) with the proceeds of a Term Loan, subject to the terms and conditions of this Amendment.
     Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:
     1. Amendments
          (a) The following definitions are hereby added to Section 1.01 of the Credit Agreement in their appropriate alphabetical order:
“ComSource” shall mean ComSource, Inc., a Maryland corporation.
“ComSource Merger Agreement” shall mean the Agreement and Plan of Merger, to be consummated on or after April 7, 2011, among ComSource, the Company and CMS, pursuant to which the ComSource Merger shall be effectuated.
“ComSource Merger” shall mean the merger of CMS with and into ComSource as contemplated by the ComSource Merger Agreement.
“CMS” shall mean ComSource Merger Sub, Inc., a Maryland corporation.
          (b) The definition of the term “Interest Period” in Section 1.01 of the Credit Agreement is hereby amended as follows:
               (i) paragraph (a) thereof is amended and restated its entirety to provide as follows:
“initially, the period commencing on the date such Libor Rate Loan is made and ending one, two or three months (or such shorter period that the Bank may agree to provide in its sole and absolute discretion) thereafter, as selected by the Company in its notice of borrowing as provided in Section 2.01(b), or in its notice of conversion as provided in Section 3.01(f)”
               (ii) paragraph (b)(ii) thereof is amended and restated its entirety to provide as follows:
“if the Company shall fail to give notice as provided in clause (b) above, and so long as no Default or Event of Default shall have occurred and is then continuing, the Company shall be deemed to have requested a continuation of the affected Libor Rate Loan as a Libor Rate Loan with a one (1) month Interest

Period Loan on the last day of the then current Interest Period with respect thereto, provided that if an Default or Event of Default shall have occurred and is then continuing, the Company shall be deemed to have requested conversion of the affected Libor Rate Loan to an Alternate Base Rate Loan on the last day of the then current Interest Period with respect thereto;
               (iii) the following text is added at the end thereof:
“Notwithstanding anything to the contrary herein, the Company may only select one (1) month Interest Periods for any Term Loan that is a Libor Rate Loan, provided that if any Term Loan that is in existence as of April 7, 2011 shall have an Interest Period in excess of one (1) month such Interest Period shall continue until its stated expiration, provided further that in the event that the Company shall decide to continue such Term Loan as Libor Rate Loan, the Interest Period applicable to such Term Loan shall be for one (1) month.”
          (c) Section 7.02 of the Credit Agreement is hereby amended by deleting the period at the end of subsection “(f)” thereof and replacing it with the text “; and” and by adding a new subsection “(g)” immediately following subsection “(f)” as follows:
“(g) Indebtedness in connection with the Earn Out Cash Amount (as defined in the ComSource Merger Agreement), provided that such Indebtedness shall be unsecured and shall not exceed $15,750,000, in the aggregate, provided that no such payment shall be made at any time that an Event of Default shall have occurred and is then continuing.”
          (d) Section 7.13(d) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:
(d) Maximum Consolidated Leverage Ratio: Permit the Consolidated Leverage Ratio to be more than (a) 1.00:1.00, at any time prior to the consummation of the ComSource Merger or (b) 1.25:1.00, at any time following the consummation of the ComSource Merger.
     2. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof, upon receipt by the Bank of:
(a)	this Amendment, duly executed by the Company and the Guarantors,

(b)	a Term Loan Note, duly executed by the Company, substantially in the form attached hereto as Exhibit 1;

(c)	a Joinder Agreement, substantially in the form attached hereto as Exhibit 2, duly executed by CMS, the Company and the Guarantors, including an updated schedule to Security Agreement,

(c)	an opinion of counsel with respect to CMS, substantially in the form of Exhibit F attached to the Credit Agreement,

(d)	a certificate of insurance from an independent insurance broker confirming the insurance required to be maintained pursuant to Section 6.01 of the Credit Agreement, with respect to ComSource,

(e)	a Secretary’s Certificate of the Company confirming that there have been no changes to the Company’s Certificate of Incorporation or By-laws and attached certified resolutions thereto;

(f)	a Secretary’s Certificate from CMS, in form and substance reasonably satisfactory to the Bank, along with (i) a certified copy of the Certificate of Incorporation and By-laws of CMS, (ii) resolutions authorizing CMS to guaranty the Obligations of the Company and enter into the transactions proposed herein and (iii) a Good Standing Certificate;

(g)	UCC searches with respect to CMS and evidence that the assets of CMS are free and clear of all Liens (except Permitted Liens); and

(h)	the fee letter between the Bank and the Company and the payment of the fees specified therein.
     3. Term Loan Advance. The proceeds of the Term Loan to be evidenced by the Term Loan Note attached hereto shall be disbursed to the Company only upon receipt of the following:
(a)	a copy of the duly executed ComSource Merger Agreement (including all schedules and exhibits thereto), the indemnification agreement, the voting agreement, and employment agreements, all in connection with the ComSource Merger;

(b)	UCC, tax lien and judgment searches with respect to ComSource and evidence that the assets of ComSource are free and clear of all Liens (except Permitted Liens);

(c)	copies of the executed officer’s certificates of ComSource and the Company described in Section 9.02(g)(i) and 9.03(c)(i) of the ComSource Merger Agreement;

(d)	evidence that the ComSource Merger has been approved by the board of directors and stockholders of both ComSource and CMS;

(e)	an Officer’s Certificate, substantially in the form attached as Exhibit 3, duly executed by an Executive Officer;

(f)	a copy of the Certificate of Merger and/or Articles of Merger to be filed in connection with the ComSource Merger; and

(g)	such other documents, instruments and agreements that the Bank shall reasonably require.
     4. Post-Merger Covenants. Promptly following the consummation of the ComSource Merger, the Company shall deliver to the Bank (a) a filed copy of the Certificate of Merger and/or Articles of Merger evidencing the completion of the ComSource Merger, (b) the Assumption and Acknowledgment, substantially in the form attached as Exhibit 4, duly executed by an Executive Officer of ComSource, (c) a Secretary’s Certificate from ComSource, in form and substance reasonably satisfactory to the Bank, along with (i) a certified copy of the Certificate of Incorporation and By-laws of ComSource, (ii) resolutions authorizing ComSource to guaranty the Obligations of the Company and enter into the transactions proposed herein and (iii) a Good Standing Certificate, and (d) such other documents, instruments and agreements that the Bank shall reasonably require.

     5. Representations and Warranties; Effect on Credit Agreement.
          (a) The Company hereby represents and warrants as follows:
     (i) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms.
     (ii) Upon the effectiveness of this Amendment, the Company hereby reaffirms all covenants, representations and warranties made in the Credit Agreement and the Company agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the date hereof.
     (iii) No Default or Event of Default has occurred and is continuing or would exist after giving effect to this Amendment.
     (iv) The Company has no defense, counterclaim or offset with respect to the Credit Agreement and the Obligations.
     (v) The certificate of incorporation and bylaws of the Company, each previously delivered to the Bank on the Closing Date, have not been amended, modified, revoked or rescinded as of the date hereof.
     (vi) The Company is duly formed, validly existing and in good standing in the jurisdiction of its formation and has filed all statements and/or documents required by any governmental authority, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.
     (vii) The execution, delivery and performance by the Company and the Guarantors of this Amendment and each of the other agreements, instruments, and documents to be executed by it in connection with this Amendment, including, with respect to the Company, the Term Note, have been duly authorized by all requisite corporate and limited liability company action, as applicable.
          (b) Effect on Credit Agreement and Loan Documents.
     (i) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.
     (ii) Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.
     (iii) The amendments herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication a waiver or an amendment of any other provision of the Credit Agreement or any Default or Event of Default which may occur or may have occurred.
     (iv) The other Loan Documents and all agreements, instruments and documents executed and delivered in connection with the Credit Agreement and any other Loan Documents shall each be deemed to be amended and supplemented hereby to the extent necessary, if any, to give effect to the provisions of this Amendment.
     6. Miscellaneous.
          (a) This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
          (b) All terms used herein shall have the same meaning as in the Credit Agreement, as amended hereby, unless specifically defined herein.
          (c) Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
          (d) This Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which, taken together, shall be deemed to constitute one and the same agreement.
          (e) This Amendment shall be deemed a Loan Document
     7. Reaffirmation.
          The Company hereby: (a) acknowledges and confirms that, notwithstanding the consummation of the transactions contemplated by this Amendment, (i) all terms and provisions contained in the Security Documents are, and shall remain, in full force and effect in accordance with their respective terms and (ii) the liens heretofore granted, pledged and/or assigned to the Bank as security for the Company’s Obligations shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment; (b) reaffirms and ratifies all the representations and covenants contained in each Security Document; and (c) represents, warrants and confirms the non-existence of any offsets, defenses, or counterclaims to its obligations under any Security Document.
[next page is signature page]

     IN WITNESS WHEREOF, the Company and the Bank have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

GLOBECOMM SYSTEMS INC.
By:	/s/ David E. Hershberg
	Name:	David E. Hershberg
	Title:	Chairman

CITIBANK, N.A.
By:	/s/ Stuart N. Berman
	Name:	Stuart N. Berman
	Title:	Vice President

Each of the undersigned, not as a party to the Credit Agreement but as a Guarantor under the Guaranty of All Liability and as a Debtor under the Amended and Restated General Security Agreement, each dated the Closing Date and as amended or joined as of the date hereof, hereby (a) accepts and agrees to the terms of the foregoing, (b) acknowledges and confirms that all terms and provisions contained in the Loan Documents to which it is a party are, and shall remain, in full force and effect in accordance with their respective terms, (c) confirms and agrees that the liens, if any, heretofore granted, pledged and/or assigned to the Bank as security for the Obligations (as defined in the Security Agreement) shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment, (d) reaffirms and ratifies all the representations and covenants contained in each Loan Document to which it is a party; and (e) represents, warrants and confirms the non-existence of any offsets, defenses, or counterclaims to its obligations under any of the Loan Documents to which it is a party. [Please confirm no new guarantors].

GLOBECOMM NETWORK SERVICES CORPORATION GSI PROPERTIES CORP.
By:	/s/ David E. Hershberg
David E. Hershberg, the Chairman of
each Corporation

GLOBECOMM SERVICES MARYLAND LLC TURBO LOGIC ASSOCIATES, LLC CACHENDO, LLC TELAURUS COMMUNICATIONS LLC GLOBECOMM INTERNATIONAL LLC
By:	Globecomm Systems Inc., the sole member of each limited liability company

By:	/s/ David E. Hershberg
David E. Hershberg, Chairman

MELAT NETWORKS INC.
By:	/s/ Keith Hall
Keith Hall, CEO

EXHIBIT 1
TERM LOAN NOTE

$18,000,000	Suffolk County, New York
April 7, 2011
     FOR VALUE RECEIVED, GLOBECOMM SYSTEMS INC., a Delaware corporation (the “Company”) promises to pay to the order of CITIBANK, N.A. (the “Bank”), on or before the April 1, 2016 (the “Term Loan Maturity Date”), the principal amount of EIGHTEEN MILLION ($18,000,000) DOLLARS, in sixty (60) consecutive monthly installments of $300,000 each, to be paid on the 1st day of each month, commencing May 1, 2011, provided the final installment on the Term Loan Maturity Date shall be in an amount equal to the remaining principal amount outstanding on the Term Loan Maturity Date. The Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement referred to below.
     This Note is one of the “Term Loan Notes” issued pursuant to and entitled to the benefits of the Credit Agreement dated as of March 11, 2009 by and between the Company and the Bank (as the same may be amended, modified or supplemented from time to time, the “Credit Agreement”), to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
     Each of the Bank and any subsequent holder shall record the date, Type and amount of each Term Loan and the date and amount of each payment or prepayment of principal of each Term Loan on the grid schedule annexed to this Note; provided, however, that the failure of the Bank or any holder to set forth such Term Loan, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Company to repay the Term Loan made by the Bank in accordance with the terms of this Note or credit the Company for payments made.
     This Note is subject to optional and mandatory prepayment pursuant to Section 3.03 of the Credit Agreement.
     Upon the occurrence and during the continuance of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of the Bank, located at 730 Veterans Memorial Highway, Hauppauge, New York 11788 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.
     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, according to the terms described herein and in the Credit Agreement, and in the currency herein prescribed.
     The Company waives presentment, protest, demand, and notice of any kind in connection with this Note.
     THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND

ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
     IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place first above written.

GLOBECOMM SYSTEMS INC.
By
	Name:	David E. Hershberg
	Title:	Chairman

SCHEDULE

Date	Principal		Amount of	Notation
of	Amount of	Interest	Principal	Made
Loan	Loan	Rate	Paid	By

EXHIBIT 2
JOINDER AGREEMENT
     Reference is made to that certain (a) Credit Agreement, dated as of March 11, 2009 between GLOBECOMM SYSTEMS INC., a Delaware corporation (the “Company”) and CITIBANK, N.A., (the “Bank”) (as same may be amended, restated, supplemented or otherwise modified, from time to time, the “Credit Agreement”), (b) the Guaranty of All Liability, dated as of March 11, 2009, by those entities listed on the signature page hereto as “Guarantors” (herein, the “Existing Guarantors”), in favor of the Bank guarantying the obligations of the Company to the Bank under the Credit Agreement (as amended, restated, supplemented or modified, from time to time, the “Guaranty”), and (c) the General Security Agreement, dated as of March 11, 2009 by and among the Bank, as Secured Party, and the Company and the Existing Guarantors, as Debtors (as defined therein) (as amended, restated, supplemented or modified, from time to time, the “Security Agreement”).
     COMSOURCE MERGER SUB, INC., a Maryland corporation (the “New Guarantor”) hereby acknowledges and agrees that from and after the date hereof, (a) the New Guarantor shall be and become (i) a Guarantor under, and in accordance with and subject to, the Guaranty and (ii) a Debtor under, and in accordance with and subject to, the Security Agreement; (b) the New Guarantor shall be bound by the terms of the Guaranty and the Security Agreement; (c) the New Guarantor shall perform in accordance with the terms of the Guaranty, the Security Agreement and any other Loan Documents to which it is a party; (d) the New Guarantor shall be jointly and severally liable with the Existing Guarantors for all of the Guaranty Obligations (as defined in the Guaranty) including, without limitation, those incurred prior to the date hereof, and (e) the New Guarantor hereby makes each of the representations, warranties, covenants and agreements set forth in the Guaranty and the Security Agreement, as of the date hereof, as if it were originally named a Guarantor or Debtor, as the case may be, therein.
     The New Guarantor agrees to execute and deliver such documents and instruments as the Bank may reasonably request from time to time to further evidence the agreements of the New Guarantor herein.
     The New Guarantor hereby represents and warrants to the Bank as follows:
     1. The New Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power to own its assets and to transact the business in which it is presently engaged.
     2. The New Guarantor has the corporate power, authority and legal right to make, deliver, and perform this Joinder Agreement, has taken all necessary corporate action to authorize the execution, delivery, and performance of this Joinder Agreement. No consent of any other person, no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance and validity or enforceability of this Joinder Agreement.
     3. There is no litigation, investigation or other proceeding of or before any arbitrator or governmental authority pending or threatened against the New Guarantor or any of its assets, which, if adversely determined, would have a Material Adverse Effect (as defined in the Credit Agreement) on the New Guarantor.
     4. This Joinder Agreement has been duly executed and delivered on behalf of the New Guarantor and constitutes the legal, valid and binding obligation of the New Guarantor enforceable against the New Guarantor in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally.
     5. The New Guarantor has reviewed the Guaranty, the Security Agreement and the other Loan Documents to which it is a party and agrees to be bound by the terms and conditions thereof.
     6. The New Guarantor will hereinafter merge with and into ComSource, Inc., a Maryland corporation (“ComSource”) and ComSource will assume all of the debt and obligations of the New Guarantor, including the obligations under the Security Agreement and the Guaranty.
     This Joinder Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which, taken together, shall be deemed to constitute one and the same agreement.
     Schedule I to the Security Agreement is hereby amended to include the information set forth on Schedule I hereto, with respect to the New Guarantor.
     All capitalized terms used in this Joinder Agreement and not otherwise defined herein shall have the meaning set forth thereof included in the Guaranty and the Security Agreement.
     THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.
     IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the 7th day of April, 2011.

COMSOURCE MERGER SUB, INC.
By:
David E. Hershberg, Chairman

ACKNOWLEDGED AND AGREED: Company: GLOBECOMM SYSTEMS INC.
By:
David E. Hershberg, Chairman

Guarantors: GLOBECOMM NETWORK SERVICES CORPORATION GSI PROPERTIES CORP.
By:
David E. Hershberg, the
Chairman of each Corporation

GLOBECOMM SERVICES MARYLAND LLC TURBO LOGIC ASSOCIATES, LLC CACHENDO, LLC TELAURUS COMMUNICATIONS LLC GLOBECOMM INTERNATIONAL LLC
By:	Globecomm Systems Inc., the sole member of each limited liability company

By:
David E. Hershberg, Chairman

MELAT NETWORKS INC.
By:
Keith Hall, CEO

CITIBANK, N.A.
By:
Stuart N. Berman, Vice President

SCHEDULE I
TO
GENERAL SECURITY AGREEMENT
Re: COMSOURCE MERGER SUB, INC.
Offices Where Records Are Kept:
45 Oser Avenue
Hauppauge, NY 11788
Other Locations Where Collateral
Is Stored, Used or Located:
9898 Brewers Centre,
Laurel, Maryland 20723-1906
Debtor’s Legal Name:
ComSource Merger Sub, Inc.
Debtor’s Trade Names:
N/A
Debtor’s State of Incorporation
or Organization:
Maryland

EXHIBIT 3
GLOBECOMM SYSTEMS INC.
COMSOURCE MERGER SUB, INC.
OFFICER’S CERTIFICATE
     I, __________________, the _______________ of each of Globecomm Systems Inc., a Delaware corporation (“Company”), and ComSource Merger Sub, Inc., a Maryland corporation (“CMS”), do hereby certify to Citibank, N.A. (the “Bank”), that:
(i)	the ComSource Merger has been consummated (other than the payment of the merger consideration) in accordance with the terms of the ComSource Merger Agreement and in compliance with all laws, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect,

(ii)	that all conditions precedent with respect to the consummation of the ComSource Merger have been satisfied, including the delivery of any required consents or registrations (other than the filing of the Articles of Merger which shall occur immediately following the payment of the merger consideration),

(iii)	no party to the ComSource Merger has waived the fulfillment of any material condition precedent set forth therein to the consummation of the ComSource Merger,

(iv)	no party has failed to perform any of its obligations thereunder; and

(v)	nothing has come to the attention of either the Company or CMS which would cause it to believe that any of the representations or warranties of ComSource, Inc. contained in the ComSource Merger Agreement were false or misleading when made or when reaffirmed on the date hereof.
     Capitalized terms not defined herein shall have the meanings given them in the Credit Agreement dated as of March 11, 2009 between the Company and the Bank, as amended, including pursuant to Amendment No. 5 to Credit Agreement, dated April 7, 2011 (the “Fifth Amendment”).
     IN WITNESS WHEREOF, I have signed this certificate this ___ day of April, 2011.

[name, title]

EXHIBIT 4
ASSUMPTION AND ACKNOWLEDGMENT
     Reference is made to the Joinder Agreement, dated as of April 7, 2011, by ComSource Merger Sub, Inc., a Maryland corporation (“CMS”) in favor of Citibank, N.A. (the “Bank”), pursuant to which CMS became a Guarantor under the Guaranty and a Debtor under the Security Agreement (the “Joinder Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Joinder Agreement.
     On April __, 2011 (the “Merger Date”), CMS merged with and into ComSource, Inc., a Maryland corporation pursuant to [Articles of Merger] filed in accordance with the Maryland Corporate Code (the “Merger”).
     In connection with such Merger, ComSource hereby (i) assumes in full, the payment, discharge, satisfaction and performance of all obligations of CMS under the Guaranty, the Security Agreement and all other Loan Documents, (ii) adopts all of the provision, terms and conditions in the Guaranty, the Security Agreement and the other Loan Documents as if such agreements had been entered into by ComSource and (iii) acknowledges that all references to CMS in the Credit Agreement and the other Loan Documents shall hereafter be deemed references to ComSource, as a Guarantor and Debtor, as the case may be, thereunder.
     IN WITNESS WHEREOF, ComSource has caused this Assumption and Acknowledgment to be duly executed by its duly authorized officer as of the Merger Date referenced above.

COMSOURCE, INC. (as successor-by-merger to ComSource Merger Sub, Inc.)
By:
	Name:	Keith Hall
	Title:	Chief Executive Officer